UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) October 27, 2023

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-10764	ENTERGY ARKANSAS, LLC
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(a Texas limited liability company) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000
	72-1229752		83-1918668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Arkansas, LLC	Mortgage Bonds, 4.875% Series due September 2066	EAI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02 Results of Operations and Financial Condition

As a result of the settlement in principle described in Item 8.01 below, Entergy Arkansas, LLC’s (“Entergy Arkansas”) third quarter 2023 results will include write offs of its regulatory asset for deferred fuel in the amount of $68.9 million and the undepreciated balance of $9.5 million in capital costs related to the ANO Stator Incident (as defined below). These write offs will be considered an “adjustment” to Entergy’s generally accepted accounting principles (“GAAP”) net income, and therefore will not affect Entergy’s adjusted earnings per share (non-GAAP).

Item 7.01 Regulation FD Disclosure

The settlement is not expected to have a material effect on Entergy Corporation’s (“Entergy”) adjusted earnings per share outlooks or credit metric outlooks.

Cautionary Note Regarding Forward-Looking Statements

In this current report on Form 8-K, and from time to time, Entergy and Entergy Arkansas make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s current financial and operational outlooks; expected impacts to credit metrics and ratings; and other statements of Entergy’s or Entergy Arkansas’ plans, beliefs, or expectations included in this report. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Except to the extent required by the federal securities laws, neither Entergy nor Entergy Arkansas undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Current Report on Form 8-K and in Entergy’s most recent Annual Report on Form 10-K, any of its subsequently filed Quarterly Reports on Form 10-Q, and any of its other subsequently filed reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) Entergy’s rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (d) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (e) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Item 8.01. Other Events

On October 27, 2023, Entergy Arkansas and the Arkansas Public Service Commission entered into a settlement in principle that would resolve certain retail ratemaking matters. Entergy Arkansas committed to making a filing seeking to forgo recovery of the costs associated with an incident that occurred in March 2013 during a scheduled refueling outage at Arkansas Nuclear One, whereby a contractor-owned and operated heavy-lifting apparatus collapsed while moving the generator stator out of the turbine building (the “ANO Stator Incident”). For additional information on the ANO Stator Incident, see Note 8 to Entergy’s 2022 Annual Report on Form 10-K.

Entergy Arkansas has committed to making a filing seeking to forgo its opportunity to seek recovery of the identified costs resulting from the ANO Stator Incident, specifically all incremental fuel and purchased energy expense, capital and incremental non-fuel operations and maintenance costs, and costs of any judgement that may be rendered against Entergy Arkansas in civil litigation that is not covered by insurance. As a result, Entergy Arkansas’ third quarter 2023 results will include write offs of its regulatory asset for deferred fuel in the amount of $68.9 million and the undepreciated balance of $9.5 million in capital costs related to the ANO Stator Incident.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, LLC

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel

Dated: October 30, 2023